Exhibit 10.1

THIS AGREEMENT is made on the ____   day of June, 2004

BETWEEN

(1) Hall Effect Technologies Limited, a company registered in England number 03344705 whose registered office is Unit 2 Taurus Park, Europa Boulevard, Warrington, Cheshire, WA5 5YT ("the Company")

(2) Jonathon Andrew Fuller of Easter Shian, Glen Quaich, Amulree, Perthshire, PH8 0DB ("the Employee")

     and

(3) Hall Effect Medical Products Inc, a company organised and existing under the laws of the State of Delaware, United States of America and Sports Information and Publishing Corp., a company formed under the laws of the State of Colorado, United States of America ("the Parents")


WHEREAS (a) the Board of the Company ("the Board") has approved the terms of this Agreement and (b) the Parents have agreed to guarantee the obligations of the Company

IT IS AGREED AS FOLLOWS:

1.       Definition


         In this Agreement:

         1.1      "Associated Company"      means a subsidiary and any
                                                 other company which is for
                                                 the time being a holding
                                                 company (as defined in the
                                                 Companies Act 1985 section
                                                 736) of the Company or any
                                                 subsidiary of any such holding
                                                 company.

         1.2      "Subsidiary"                   means a subsidiary (as
                                                 defined by the Companies Act
                                                 1985 section 736) for the time
                                                 being of the Company.

2.   Appointment


     The Company shall employ the Employee and Employee shall serve the Company as Senior Executive Officer or in such other capacity of an equivalent status as the Company may reasonable require on and subject to the terms and conditions specified herein. If the Company becomes a subsidiary of an Associated Company whose shares trade in the United States, the Employee shall also serve as Chief Executive Officer of such Associated Company and a member of its board of directors without any additional compensation.

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3.   Duration of the Employment


     3.1 The employment commenced on 1 December 2003 ("the Commencement Date") and subject to clause 14 below shall continue for an initial period of three years and may be terminated by the Company giving to the Employee not less than twelve months written notice or by the Employee giving to the Company not less than six months written notice. For the avoidance of doubt the earliest date on which said notice given by the Company may cause Employee's employment to terminate is 30 November 2006. Unless sooner terminated in accordance with the above, the Employee's employment hereunder shall continue on a year-to-year basis after 30 November 2006.

     3.2 Notwithstanding clause 3.1 above, the employment shall terminate when the Employee reaches the normal retiring age of 65.

     3.3 The Employee's period of continuous employment began on 23 July 2000. The employment is not continuous with any previous employment.

     3.4 The Employee warrants that he is not bound by or subject to any court order, agreement, arrangement or undertaking which in any way restricts or prohibits him from entering into this Agreement or from performing his duties hereunder.

4.   Duties

     4.1  During the continuance of his employment hereunder the Employee shall:

          (a) faithfully and diligently perform such duties and exercise such powers consistent with his position as may from time to time be assigned or vested in him by the Board;

          (b) during the normal working hours specified in clause 5 (unless prevented by ill health or accident and except during holidays permitted by this Agreement) devote the whole of his time, attention and abilities to carrying out his duties hereunder;

          (c)  obey the reasonable and lawful directions of the Board;

          (d) comply with all of the Company's rules, regulations, policies and procedures from time to time in force;

          (e) keep the Board at all times promptly and fully informed (in writing if so requested) of his conduct of the business of the Company and any Associated Company and provide such explanations in connection therewith as the Board may require;

          (f) use his best endeavours to promote, develop and extend the interests and reputation of the Company and its Associated Companies and not to do anything which is to their detriment.

     4.2 The Company reserves the right to require the Employee to carry out the duties of another position of equivalent status either in addition to or instead of his duties as Senior Executive Officer and the Company shall be at liberty to appoint any other person or persons to act jointly with the Employee as Senior Executive Officer or in any position to which he may be assigned from time to time.

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     4.3  The  Employee  shall if and for so long as the  Company  requires  and without  any  further  remuneration  than  that  provided  for in this
          Agreement:

          (a) carry out the duties of his position on behalf of any Associated Company


5.   Hours and Place of Work

     5.1 The Employee shall work such hours and at such times as are necessary for the proper performance of his duties, being not less than 37 hours per week to suit the given workload.

     5.2 The Employee shall carry out his duties at any location which is consistent with the interests of the Company and it is anticipated that the Employee may frequently carry out duties from his home. However, the Company may require the Employee to work at any place within the United Kingdom on either a temporary or an indefinite basis.

     5.3 For the avoidance of doubt, the Employee shall be entitled to pursue outside business research and academic interests providing that those interests do not prevent the Employee from carrying out his duties hereunder to the best of his ability and providing that his outside interests do not conflict with the interests of the Company in any respect whatsoever.

6.   Remuneration

     6.1 The Employee shall be paid by the way of remuneration for his services during his employment hereunder a salary for serving as an Executive Officer of the Company at the rate of (pound)130,000 per annum for the period 6 months from the Commencement Date, rising to (pound)150,000 per annum thereafter. Such salary shall be paid by equal monthly instalments in arrears on the last day of every month and shall accrue from day to day. Such salary shall be reviewed at the end of each financial year of the Company and shall be increased provided that the performance of the Employee in the reasonable opinion of the Board justifies such increase. Notwithstanding anything to the contrary contained in the Articles of Association of the Company or of any Associated Company the Employee shall not be entitled to any other remuneration either as director or employee of the Company or any Associated Company.

     6.2 Payment of salary to the Employee shall be made either by the Company or by an Associated Company and, if by more than one company, in such proportions as the Board may from time to time think fit.

     6.3 The Employee shall not under any circumstances either directly or indirectly receive or accept for his own benefit any commission, rebate, discount, gratuity or profit from any person, company or firm having business with the Company or any Associated Company.

     6.4 The Employee shall be eligible to receive up to a maximum of 4,829,577 share options in terms of the agreed stock option agreement attached as Schedule A hereto.

     6.5 A cash-control and profit performance based bonus scheme will be operated on an annual basis commencing with fiscal year 2005 and thereafter. A bonus equal to 10% of Employee's then salary shall be payable if the Associated Company and its consolidated subsidiaries, including the Company (collectively, the "Group") shall achieve 100% of the net income after tax budget targets established prior to each fiscal year by the Board. At such time as the net income after tax budget target shall equal or exceed (US) $5,000,000, such bonus shall be subject to increase on a pro-rata basis to a maximum of 100% of Employee's then salary if the Group shall achieve 200% of the net income after tax target established by the Board for such fiscal year.

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     6.6  The Company  acknowledges  that it currently owes the Employee the sum of (pound)26,500 in accrued and unpaid salary. Such amount shall be paid to the Employee on June 30, 2004, or such earlier time as the Associated Company shall raise not less than (U.S.)$3,000,000 in financing. In the event such financing shall not be obtained, such accrued salary shall only be paid out of Company cash flow at such time and in such manner as shall be determined by the Board of the Company.

7.   Deductions

     The Employee hereby authorises the Company to deduct from his remuneration under this Agreement any sums due from him to the Company including, without limitation, any overpayments, loans or advances made to him by the Company, the cost of repairing any damage or loss to the Company's property caused by him and any losses suffered by the Company as a result of any negligence or breach of duty by the Employee.

8.   Expenses

     The Company shall reimburse the Employee in respect of all expenses reasonably incurred by him in the proper performance of his duties, subject to his providing such receipts or other evidence as the Company may require.

9.   Holiday

     9.1 The Employee shall be entitled to paid holiday for all relevant bank and public holidays and a further 20 working days holiday in each holiday year (being the period from 1st January to 31st December). The Employee may only take this holiday at such times as are agreed with the Board and the Board may direct the employee to take holiday on particular days, notice of which will be given.

     9.2 In the holiday year in which the employment hereunder commenced or terminates the entitlement to holiday shall accrue on a pro rata basis for each month of service.

     9.3 If on the termination of the employment hereunder, howsoever occurring, the Employee has exceeded his accrued holiday entitlement the excess may be deducted from any sums due to him. If the Employee has holiday entitlement still owing, the Company may at its sole discretion, require the Employee to take such outstanding holiday during any notice period or make payment in lieu thereof.

     9.4 Holiday entitlement for one year cannot be taken in subsequent holiday years. Failure to take holiday entitlement in the appropriate holiday year will lead to forfeiture of any accrued holiday not taken without any right to payment in lieu thereof.

10.  Sickness Benefit

     10.1 The Company shall continue to pay the Employee's salary during any period of absence on medical grounds up to a maximum of 26 weeks in any rolling period of 12 months, provided that the Employee shall from time to time if required:

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          (a)  supply the Company with medical certificates  covering any period
               of  sickness  or  incapacity   exceeding  seven  days  (including
               weekends); and

          (b) undergo at the Company's expense a medical examination by a doctor appointed by the Company.

     10.2 Payment of the Employee's salary pursuant to clause 10.1 shall be inclusive of any Statutory Sick Pay to which the Employee may be entitled under the legislation and regulations in force from time to time.

     10.3 If the Employee's absence shall be occasioned by the actionable negligence of a third party in respect of which damages are recoverable, then all sums paid by the Company shall constitute loans to the Employee, who shall:

          (a) forthwith notify the Company of the relevant circumstances and of any claim, compromise, settlement or judgment made or awarded in connection therewith;

          (b) give to the Company such information concerning the above matters as the Company may reasonably require; and

          (c) if the Company so requires, refund to the Company such sum (not exceeding the lesser of:

               (i)  the   amount  of  damages   recovered   by  him  under  such
                    compromise, settlement or judgment; and

               (ii) the  sums  advanced  to him in  respect  of  the  period  of incapacity) as the Company may determine.

11.  Pension

     11.1 There is no Company Pension scheme applicable to the Employee and no contracting out certificate is in force under the Social Security Pensions Act 1975 in respect of the Employee's employment under this Agreement.

12.  Confidential Information and Company Documents

     12.1 The Employee shall neither during the Employment (except in the proper performance of his duties) nor at any time (without limit) after the termination of the employment (howsoever the same is determined and whether in breach of contract or otherwise):

          (a) divulge or communicate to any person, company, business, entity or other organisation;

          (b) use for his own purposes or for any purposes other than those of the Company or any Associated Company; or

          (c) through any failure to exercise due care and diligence, cause any unauthorised disclosure of any trade secrets or confidential information relating to the Company or any Associated Company but so that these restrictions shall cease to apply to any information which shall become available to the public generally otherwise than through the default of the Employee or that may be required to be disclosed by law or by any Governmental Authority.

     12.2 "Confidential Information" shall mean details of suppliers and their terms of business, details of customers and their requirements, the prices charged to and terms of business with customers, techniques and capabilities, product information, market information, processes, formulae., trade secrets, marketing plans and sales forecasts,

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          financial information,  results and forecasts (save to the extent that these are included in published audited accounts), any proposals relating to the acquisition or disposal of a company or business or any part thereof or to any proposed expansion or contraction of activities, details of employees and officers and of the remuneration and other benefits paid to them, information relating to research
          activities,   inventions,  secret  processes,  designs,  formulae  and
          product  lines,  any  information   which  the  Employee  is  told  is
          confidential and any information which has been given to the Company or any Associated Company in confidence by customers, suppliers or other persons,

     12.3 All notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other disks and tapes, data listings, codes, designs and drawings and other documents and material whatsoever (whether made or created by the Employee or otherwise) relating to the business of the Company or any Associated Company (and any copies of the same);

          (a) shall be and remain the property of the Company or the relevant Associated Company; and

          (b) shall be handed over by the Employee to the Company or to the relevant Associated Company on demand and in any event on the termination of the employment.

13.  Inventions and Intellectual Property

     13.1 The parties foresee that the Employee may make inventions or create other intellectual property in the course of his duties hereunder and agree that in this respect the Employee has a special responsibility to further the interests of the Company (and its Associated Companies);

          It shall be part of the normal duties of the Employee at all times to consider in what manner and by what new methods or devices the products, services, processes, equipment or systems of the Company or any Associated Company with which he is concerned or for which he is responsible might be improved and promptly to give to the Secretary of the Company full details of any invention or improvement which he may from time to time make or discover in the course of his duties and to further the interests of the Company with regard thereto.

     13.2 Any invention or improvement, design, process, information, copyright work, trade mark or trade name or get-up made, created or discovered by the Employee during the continuance of his employment hereunder (whether capable of being patented or registered or not and whether or not made or discovered in the course of his employment hereunder in conjunction with or in any way affection or relating to the business of any company in the Group or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall (subject to Sections 39 to 43 of the Patents Act
          1977) belong to and be the absolute property of the Company or Associated Company as the Company may direct.

     13.3 The Employee if and whenever required so to do by the Company shall at the expense of the Company or such Associated Company as the Company may direct:

          (a) apply or join with the Company or such Associated Company in applying for letters patent or other protection or registration in the United Kingdom and in any other part of the world for any such invention, improvement, design, process, information, work, trade mark, trade name or get-up as aforesaid; and

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          (b)  execute and do all instruments  and things  necessary for vesting the said letters patent or other protection or registration when obtained and all right title and interest to and in the same absolutely and as sole beneficial owner in the Company or such Associated Company or in such other person as the Company may specify.

     13.4 The Employee hereby irrevocably and unconditionally waives all Rights under Chapter IV Copyright, Designs and Patents Act 1998 in connection with his authorship of any existing or future copyright work in the course of his employment hereunder, in whatever part of the world such rights may be enforceable including without limitation:

          (a) the right conferred by Section 77 of that Act to be identified as the author of any such work; and

          (b) the right conferred by Section 80 of that Act not to have any such work subjected to derogatory treatment

     13.5 The Employee hereby irrevocable appoints the Company to be his Attorney in his name and on his behalf to execute and do any such instrument or thing and generally to use his name for any invention, improvement, design, process, information, copyright work, trade mark, trade name or get-up made, created or discovered by the Employee during the continuance of the employment hereunder (whether capable of being patented or registered or not and whether or not made or discovered in the course of the Employee's duties) in any way affecting or relating to the business of the Company or any Associated Company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall (subject to Sections 39 to 43 of the Patents Act 1977) belong to be the absolute property of the Company or such Associated Company as the Company may direct.

     13.6 Nothing in this clause shall be construed as restricting the rights of the Employee or the Company under Sections 39 to 43 Patents Act 1977.

14.  Termination

     14.1 The appointment of the Employee hereunder shall be subject to termination by the Company:

          (a) by not less than twelve months' notice in writing given at any time while the Employee shall have been incapacitated by reason of ill health or accident from performing duties hereunder for a period of or periods aggregating 180 days in the preceding twelve months provided that if at any time during the currency of such a notice the Employee shall provide a medical certificate satisfactory to the Board to the effect that he has fully recovered his physical and/or mental health and that no recurrence of illness or incapacity can reasonable be anticipated the Company shall withdraw the notice;

          (b)  by summary notice in writing if the Employee shall have:

               (i) committed any serious breach of repeated or continued (after warning) any material breach of his obligations hereunder; or

               (ii) been  guilty of  conduct  tending  to bring  himself  or the
                    Company or any Associated Company into disrepute; or

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               (iii)become  bankrupt  or had an interim  order made  against him under the Insolvency Act 1986 or compounded with his creditors generally; or

               (iv) failed to  perform  his duties to a  satisfactory  standard, after having received a written warning from the Company relating to the same; or

               (v) been convicted of an offence under any statutory enactment or regulation relating to insider dealing. Any delay by the Company in exercising such right of termination shall not constitute a waiver thereof;

               (vi) become of unsound mind.

     14.2 If the Company becomes entitled to terminate the appointment of the Employee hereunder pursuant to clause 14.1.(b) it shall be entitled (but without prejudice to its right subsequently to terminate such appointment on the same or any other ground) to suspend the Employee on full pay.

     14.3 The Company reserves the right to give the Employee pay in lieu of any notice of termination (whether given by the Company or by the Employee).

     14.4 During all or part of any period of notice of termination (whether given by the Company or the Employee), the Company shall be under no obligation to assign any duties to the Employee or to provide any work for him and shall be entitled to exclude him from its premises, provided that this shall not affect the Employee's entitlement to receive his normal salary and other contractual benefits.

     14.5 On the termination of his appointment hereunder howsoever arising the Employee shall:

          (a) at any time or from time to time thereafter at the request of the Company resign from office and shall transfer without payment to the Company or as the Company may direct any qualifying shares provided by it, provided however that such resignation shall be given and accepted to the basis that it is without prejudice to any claims which the Employee may have against any such company arising out of the Agreement or of the termination of the Employment; and

          (b) forthwith deliver to the Company all documents, statistics, accounts, records, programs and other items of whatsoever nature of description which may be in his possession or under this control which relate in any way to the business or affairs of the Company or any of its Associated Companies and no copies of any such documents as aforesaid or any part thereof shall be retained by him. In addition the Employee shall deliver up all credit cards, motor cars, car keys and other property of or relating to the business of the Company or of any Associated Company which may be in his possession or under his power or control.

          And if the Employee should fail to do so the Company is hereby irrevocable authorised to appoint some person in his name and on his behalf to sign and do any documents or things necessary to give effect thereto.

15.  Restrictive Covenants

     15.1 For the purposes of Clause 15.2 the following words shall have the following meanings:-

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          (a)  "Company   Business"   shall  mean  the  business  of  inventing,
               designing,   manufacturing,   selling,   licensing  or  otherwise
               exploiting products and devices used in medical and other applications and incorporating the Hall Effect science and technology;

          (b) "Company Services" shall mean any services (including but not limited to technical and product support, technical advice and customer services) in connection with products and devices used in medical and other applications and incorporating the Hall Effect science and technology;

          (c) "Confidential Information" shall have the meaning ascribed hereto in Clause 12.2;

          (d) "Restricted Business" shall mean Company Business or business of a similar kind;

          (e) "Restricted Services" shall mean Company Services or services of a similar kind;

          (f)  "Termination   Date"  means  the  date  of   termination  of  the
               Employee's employment hereunder.


     15.2 The Employee hereby undertakes that during the continuance of his employment by the Company and for a period of twelve months after the termination thereof, howsoever the same is determined, he will not without the prior written consent of the Company (such consent not to be unreasonably withheld) whether by himself, through his employees or agents or otherwise howsoever and whether on his own behalf or on behalf of any other person, firm, company or other organisation, directly or indirectly:

          (a) solicit or induce or endeavour to solicit or induce any person who on the termination date was a director, manager or consultant of the Company with whom the Employee had dealings during his employment to cease working for or providing services to the Company, whether or not any such person would thereby commit a breach of contract;

          (b) employ or otherwise engage in the business of researching into, developing, manufacturing, distributing, selling, supplying or otherwise dealing with the Restricted Business or Restricted
               Services any person who was during the Employee's employment employed or otherwise engaged by the Company and who by reason of such employment or engagement is in possession of any trade secrets or confidential information as defined paragraph 12.2 relating to the Company Business or who has acquired influence over the Company's customers and prospective customers.

15.3 The Employee hereby undertakes with the Company that he will not at any time:

     (a) during the continuance of his employment or after the date of termination thereof engage in any trade or business or be associated with any person, firm or company engaged in any trade or business using the name(s) Hall Effect Technologies or incorporating the words Hall Effect,

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     (b)  after the  termination  of his employment in the course of carrying on any trade or business, claim, represent or otherwise indicate any present association with the Company or any Associated Company or for the purpose of carrying on or retaining any business or customer, claim represent or otherwise indicate any past association with the Company or any other company in the Group.

     15.4 The Employee hereby undertakes that for a period of twelve months from the date of termination of his employment he shall not whether directly or indirectly either on his own account or for any other person, firm or company, be engaged, employed or interested in Restricted Business or Restricted Services in any part of the world.

     15.5 Clauses 15.1 to 15.4 shall apply howsoever the Employment is determined and whether or not such termination is connected with or results from a breach of this Agreement on the part of the Employee or the Company.

     15.6 While the restrictions in this Clause 15 (on which the Employee has had the opportunity to take independent advice, as the Employee hereby acknowledges) are considered by the parties to be reasonable in all the circumstances, it is agreed that if any such restrictions, by themselves or taken together, shall be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or an Associated Company but would be adjudged reasonable if part or parts of the wording thereof were deleted, the relevant restriction or restrictions shall apply with such deletion(s) or modification(s) as may be necessary to make it or them valid and effective.

16.  Grievance and Disciplinary Procedure

     16.1 If the Employee wishes to obtain redress of any grievance relating to employment or is dissatisfied with any reprimand, suspension or other disciplinary step taken by the Company, he shall apply in writing to the Chief Executive, setting out the nature and details of any such grievance or dissatisfaction. The Employee must then promptly answer (in writing) if required such questions (if any) as the Chief Executive/member of the Board wishes to put to him on the matter before the Board comes to a decision. The decision of the Board on such matters shall be final.

     16.2 Any disciplinary rules applicable to the Employee are available for inspection at the Company Secretary's office at any time upon reasonable notice.

17.  Novation

     17.1 Subject to the Transfer of Undertakings (Protection of Employment) Regulations 1981, if the Employee shall have been offered but shall unreasonably have refused to agree to the transfer of this Agreement by way of novation to a company which has acquired or agreed to acquire the whole or substantially the whole of the equity share capital of the Company, the Employee shall have no claim against the Company in respect of the termination of appointment hereunder by reason or the subsequent voluntary winding-up of the Company or of the disclaimer or termination of this Agreement by the Company within one month after such acquisition.

18.  Notices

     Any notice in writing to be served hereunder may be given personally to the Employee or to the Secretary of the Company (as the case may be) or may be posted to the Company (for the attention of its Secretary) at the registered office for the time being or to the Employee either at his address given above or at his last known address. Any such notice sent by post shall be deemed served twenty four hours after it is posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and put in the post.

19.  Guarantee

     The Parents unconditionally and irrevocably jointly and severally guarantee to the Employee the full due and punctual performance and observance by the Company of all of the Company's obligations under the terms of this Agreement and all other documents referred to in this Agreement. If the Company fails in the full due and punctual performance and observance of its obligations hereunder and thereunder, and if the Employee elects to hold the Parents to be bound by this Agreement, then the Parents shall be responsible for complying with any such obligations of the Company which have not been met in full, and shall be liable for any and all costs, claims, expenses and awards incurred by the Employee as a result of any breach of such obligations by the Company, as if they were a primary obligator and not a surety. The Parents shall also be liable for any and all costs, claims, expenses and awards incurred by the Employee as a result of any breach by either of the Parents of their obligations in terms of this Agreement.

20.  Interpretation

     The headings to the Clauses are for convenience only and have no legal effect.

21.  Choice of Law, Submission to Jurisdiction and Address For Service

     21.1 This Agreement shall be governed by and interpreted in accordance with English law.

     21.2 The parties hereby submit to the jurisdiction of the High Court of Justice in England but this Agreement may be enforced by the Company in any court of competent jurisdiction

IN WITNESS whereof this Agreement has been executed the day and year first above written as a Deed by the parties hereto.

Signed as a Deed by
Hall Effect Technologies Limited ...............................................
Director                                                      Director



Signed as a Deed by.............................................................
JOHN FULLER


WITNESSED BY
Signed as a Deed by.............................................................
Hall Effect Medical Products Inc
Director                                                      Director


Signed as a Deed by.............................................................
Sports Information and Publishing Corp
Director                                                      Director

                       Schedule A to Employment Agreement
                       ----------------------------------

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. NEITHER THE SECURITIES REPRESENTED HEREBY MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED NOR MAY THE SHARES BE ISSUED UPON EXERCISE UNLESS SUCH SECURITIES AND SHARES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH SALE, TRANSFER, PLEDGE OR ISSUANCE IS EXEMPT FROM REGISTRATION.


                     SPORTS INFORMATION AND PUBLISHING CORP.

                        INCENTIVE STOCK OPTION AGREEMENT



     THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), is made as of this ______ day of June, 2004 by and between Sports Information and Publishing Corp., a Colorado corporation (the "Company"), and [John Fuller] [Brian Cameron] ("Optionee").

     R E C I T A L


         Pursuant to the [2003] Stock Option Plan (the "Plan") of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the "Administrator") has authorized the granting to Optionee of an incentive stock option to purchase the number of Shares of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

     A G R E E M E N T


     NOW, THEREFORE, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

     1. Number of Shares; Option Price. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option ("Option") to purchase, upon and subject to the terms and conditions of the Plan, up to 4,829,577 shares of common stock (the "Shares") of the Company at a price of $_______ per share.

     2. Term. This Option shall expire on the day before the fifth anniversary (the "Expiration Date") unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement. The term "Affiliate" as used herein shall have the meaning as set forth in the Plan.

     3. Shares Subject to Exercise. Shares subject to exercise shall be 33.33% of such Shares on and after the first anniversary of the date hereof, 66.66% of such Shares on and after the second anniversary of the date hereof and 100% of such Shares on and after the third anniversary of the date hereof. All Shares shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof, provided that Optionee is then and has continuously been in the employ of the Company, or its Affiliate, subject, however, to the provisions of Paragraph 4 hereof.

     4. Conditions to Exercise. In order for the Optionee to exercise the Option, in whole or in part, both of the following conditions shall have to be met: (a) the Optionee shall not have ceased to be employed as a senior executive officer of Hall Effect Technologies, Ltd., an indirect subsidiary of the Company, prior to November 30, 2006 unless such termination of employment shall be by reason of the death, or permanent disability of the Optionee, or shall otherwise have been approved by the board of directors of the Company (the Optionee abstaining in any such vote); and (b) Hall Effect Technologies, Ltd. and Jopejo, Ltd. shall collectively achieve, at the end of any the three fiscal periods ending in 2004, 2005 and 2006 not less than 90% of their projected combined revenues and combined earnings before interest and taxes (operating income), that are set forth on the annual budgets that are approved in advance by the board of directors of the Company, with the optionees abstaining in any such voting (the "Operating Budget").

     5. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of Shares with respect to which the Option is being exercised, together with:

          (A) a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Paragraph 5 hereof; or

          (B) if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender to the Company of Shares owned by Optionee having a fair market value, as determined by the Administrator, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

     Not less than 100 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

     6. Tax Withholding. In the event that this Option shall lose its qualification as an incentive stock option, as a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of Shares of the Company otherwise issuable to Optionee upon the exercise of this Option.

     7. Exercise on Termination of Employment. If for any reason other than death or permanent and total disability, Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a "Termination"), this Option (to the extent then exercisable) may be exercised in whole or in part at any time within six months of the date of such Termination, but in no event after the Expiration Date; provided, however, that if such exercise of this Option would result in liability for Optionee under Section 16(b) of the Securities Exchange Act of 1934, then such six -month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b), but in no event after the Expiration Date. If Optionee dies or becomes permanently and totally disabled (as defined in the Plan) while employed by the Company or an Affiliate or within the period that this Option remains exercisable after Termination, this Option (to the extent then exercisable) may be exercised, in whole or in part, by Optionee, by Optionee's personal representative or by the person to whom this Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of Optionee, but in no event after the Expiration Date. In the event this Option is treated as a non-qualified stock option, then and to that extent, "employment" would include service as a director or as a consultant. For purposes of this Paragraph 6, Optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

     8. Nontransferability. This Option may not be assigned or transferred except by will, qualified domestic relations order or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

     9. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Shares of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

     10. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee's employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

     11. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 6.1 and
6.3 of the Plan.

     12. Restrictions on Sale of Shares. Optionee represents and agrees that, upon his exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act a registration statement relating to the Shares issued to him, he will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof he shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 5 and 6 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

     13. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. It is intended that this Option shall qualify as an incentive stock option as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement shall be construed in a manner which will enable this Option to be so qualified. Optionee hereby acknowledges receipt of a copy of the Plan.

     14. Notices. All notices to the Company shall be addressed to the Chief Financial Officer at the principal executive office of the Company, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its subsidiary, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Chief Financial Officer (as the case may be).

     15. Sale or Other Disposition. Optionee understands that, under current law, beneficial tax treatment resulting from the exercise of this Option will be available only if certain requirements of the Code are satisfied, including without limitation, the requirement that no disposition of Shares acquired pursuant to exercise of this Option be made within two years from the grant date or within one year after the transfer of Shares to him or her. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any such Shares, he or she will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition. In addition to the foregoing, Optionee hereby agrees that before Optionee disposes (whether by sale, exchange, gift, or otherwise) of any Shares acquired by exercise of this Option within two years of the grant date or within one year after the transfer of such Shares to Optionee upon exercise of this Option, Optionee shall promptly notify the Company in writing of the date and terms of the proposed disposition and shall provide such other information regarding the Option as the Company may reasonably require immediately before such disposition. Said written notice shall state the date of such proposed disposition, and the type and amount of the consideration to be received for such Shares by Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under federal and/or state law as a result of the granting or exercise of the Option and the disposition of the Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                         SPORTS INFORMATION AND PUBLISHING CORP.



                                         By :
                                              ----------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                              ----------------------------------


                                         OPTIONEE



                                         By :
                                              ----------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                              ----------------------------------